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                             FORM OF FIRST MORTGAGE NOTE

                                GOLDEN STATE VINTNERS

                                    Mortgage Note
                                  due April 1, 2005

$35,000,000.00                                                    April 27, 1995
                                                              New York, New York

     Golden State Vintners, a California corporation (the "Company"), for value received, hereby promises to pay to John Hancock Mutual Life Insurance Company or registered assigns, the principal sum of THIRTY FIVE MILLION DOLLARS ($35,000,000.00) on April 1, 2005; and to pay interest on the unpaid principal balance hereof until this Note shall become due and payable in accordance with the terms hereof and of that certain Securities Purchase Agreement dated as of April 21, 1995 (the "Securities Purchase Agreement") between the Company and John Hancock Mutual Life Insurance Company as follows: (a) from and after the date hereof until April 21, 2000, at the rate of nine and sixty-nine one hundredths percent (9.69%) per annum, and (b) on and after April 21, 2000, at the rate of two and seventy five one hundredths percent (2.75%) plus the rate of interest then payable on United States Treasury Notes maturing in five years, as published in THE WALL STREET JOURNAL (or any successor publication) on such date or the next preceding Business Day. Interest shall be payable commencing on October 1, 1995 and on the first day of each month thereafter (each a "MORTGAGE NOTE PAYMENT DATE"). If the Company shall fail to pay any principal, premium or interest when due and after any applicable grace period, a late charge of two percent (2%) of any such payment of principal, premium or interest shall be due and payable. If the Company shall fail to pay any such payment for more than thirty (30) days after the date when such payment was due, effective as of such date the interest rate payable on the entire outstanding principal balance of this Note and all other amounts due hereunder shall increase to the interest rate payable on this note plus two percent (2%) per annum. Until such time as all amounts past due hereunder have been paid in full Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

     If the Company shall have paid or agreed to pay any interest or premium on this Note in excess of that permitted by law, then it is the express intent of the Company and the holder hereof that all excess amounts previously paid or to be paid by the Company be applied to reduce the principal balance of this Note, and the provisions hereof immediately be deemed reformed and the amounts thereafter collectable hereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but also so as to permit the recovery of the fullest amount otherwise called for hereunder.


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     Interest accrued to and excluding October 1, 1995 in the amount of
$1,695,750.00 shall be payable on October 1, 1995, together with principal in an amount equal to $86,876.99. Thereafter, combined payments of principal and interest shall be due and payable monthly on the first day of each calendar month commencing November 1, 1995. Notwithstanding anything to the contrary contained herein or in the Securities Purchase Agreement, however, the final payment due hereunder (whether at maturity, by acceleration or otherwise) shall be in an amount sufficient to pay in full all outstanding principal, together with all accrued interest and premiums due hereon.

     This Note is one of a series of Mortgage Notes issued in the aggregate principal amount of $35,000,000 pursuant to the Securities Purchase Agreement, and is entitled to the benefits thereof. All capitalized terms not otherwise defined herein shall have the meanings set forth therein in the Securities Purchase Agreement. The Company agrees to perform and observe duly and punctually each of the covenants and agreements set forth in the Securities Purchase Agreement. All such covenants and agreements are incorporated by reference in this Note, and this Note shall be interpreted and construed as if all such covenants and agreements were set forth in full in this Note at this place.

     As and to the extent provided in the Securities Purchase Agreement, this
Note is subject to prepayment, in whole or in part, with premium. The Company agrees to make required prepayments on account of this Note in accordance with the provisions of the Securities Purchase Agreement. Under certain circumstances, as specified in the Securities Purchase Agreement, the principal of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Securities Purchase Agreement.

     The payment of principal of and premium, if any, and interest on this Note has been unconditionally secured by the Company by Liens on the Mortgaged Property and an absolute assignment of rents pursuant to the Deeds of Trust and the Security Agreement. Executed counterparts of the Security Agreement and the Deeds of Trust are available for examination at the office of the Company maintained pursuant to Section 12.1 of the Securities Purchase Agreement.

     This Note has not been registered under the Securities Act of 1933, as amended, or the laws of any state and may be transferred in whole or in part only pursuant to an effective registration statement under such Act and applicable state laws or under an exemption from such registration available under such Act and applicable state law. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Securities Purchase Agreement.

     Payment of principal, premium, if any, and interest shall be made to the registered holder hereof by direct wire transfer of immediately available funds pursuant to the instructions provided by the registered holder or shall otherwise be made by such other method as directed by the registered holder hereof in accordance with the Securities Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever,


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whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                        GOLDEN STATE VINTNERS,
                                        a California corporation


                                        By:
                                           --------------------------------
                                           Name:


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